5901
                                  SCHEDULE 14A
                                 (Rule 14a-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
           Proxy Statement Pursuant to Section 14(a) of the Securities
                     Exchange Act of 1934 (Amendment No. )


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Check the appropriate box:

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    Rule 14a-6(e)(2))

(X) Definitive Proxy Statement

( ) Definitive Additional Materials

( ) Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                               XEROX CORPORATION
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                (Name of Registrant as Specified In Its Charter)

                               DANIELS FINANCIAL
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      (Name of Person(s) Filing Proxy Statement, if other than Registrant)

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(X) No fee required.
( ) Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

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


                              THE DOCUMENT COMPANY
                                      XEROX

Xerox Corporation
800 Long Ridge Road
P.O. Box 1600
Stamford, Connecticut 06904



April 10, 1998





Dear Shareholders:


You are cordially invited to attend the Annual Meeting of Shareholders of Xerox Corporation to be held Thursday, May 21, 1998 at 10:00 a.m. at The Fairmont Hotel, 200 North Columbus Drive, Chicago, Illinois. Your Board of Directors and Management look forward to greeting personally those shareholders able to attend.


At the Annual Meeting, in addition to the election of 14 directors and the election of KPMG Peat Marwick LLP as independent auditors for 1998, you are being asked to approve the 1998 Employee Stock Option Plan. The Board of Directors unanimously recommends that you vote in favor of each of these proposals.


Not standing for re-election as a director is Mr. John D. Macomber, who having attained his 70th birthday since the last annual meeting is retiring from the Board under the Company's retirement policy. Mr. Macomber has served a total of seven years as a member of our Board of Directors. We are deeply grateful to him for his many contributions to the success of our Company.


It is important that your shares be represented and voted at the Annual Meeting, regardless of whether or not you plan to attend in person. You are therefore urged to vote your shares. You may vote your shares via the toll free telephone number, or via the Internet (see instructions on the enclosed proxy card) or you may sign, date and mail the accompanying proxy card and return it promptly in the postage paid envelope provided.


For the Board of Directors,

/s/Paul A. Allaire
------------------
Paul A. Allaire
Chairman and Chief Executive Officer

Notice of Annual Shareholders' Meeting

The Annual Meeting of Shareholders of Xerox Corporation will be held at The Fairmont Hotel, 200 North Columbus Drive, Chicago, Illinois on Thursday, May 21, 1998, at 10:00 a.m. The purposes of the meeting will be to elect directors, to elect independent auditors for 1998, to approve the 1998 Employee Stock Option Plan described on pages 18 through 19, and to conduct any other business as may properly come before the meeting.

The Board of Directors has determined that holders of Common Stock and Series B Convertible Preferred Stock of the Company at the close of business on April 1, 1998 will be entitled to notice of and to vote at the Annual Meeting.

We urge you to submit a proxy.

By order of the Board of Directors,

/s/Eunice M. Filter
-------------------
Eunice M. Filter
Secretary

April 10, 1998



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Whether you plan to attend the meeting or not, please submit your proxy as soon as possible. You may vote your shares via the toll free telephone number, or via the Internet (see instructions on the enclosed proxy card), or you may fill in, sign, date and mail the accompanying proxy. If you chose to mail your proxy, an envelope, which requires no postage if mailed in the United States, is included for your convenience.
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                                       1

Proxy Statement

The Board of Directors of Xerox Corporation (Company or Xerox) is requesting your proxy for the Annual Meeting of Shareholders on May 21, 1998, and any adjournments thereof. Your proxy may be duly submitted either by executing and returning the proxy card in the form enclosed or by use of the telephone or the Internet. By such submission, you authorize the three directors whose names are listed on the front of the proxy card accompanying this Proxy Statement to represent you and vote your shares in connection with the purposes set forth in the Notice of Annual Meeting. The holders of a majority of the shares entitled to vote at the meeting must be present in person or represented by proxy in order to constitute a quorum for all matters to come before the meeting.

If you attend the meeting, you may of course vote by ballot. But if you are not present, your shares can be voted only when represented by a properly submitted proxy. In this case you have several choices.

[bullet] You may vote on each proposal, in which case your shares will be voted in accordance with your choices.


[bullet] You may indicate a preference to abstain on any proposal, in which case no vote will be recorded.


[bullet] You may submit a proxy, without indicating your voting preferences, in which case the proxies will vote your shares as follows: for election of the directors nominated by the Board of Directors; and for election of KPMG Peat Marwick LLP as the Company's independent auditors for 1998; and for approval of the 1998 Employee Stock Option Plan.

You may revoke or change your proxy at any time before it is exercised, either in writing to the Corporate Secretary, or through Internet or telephone voting.


Under the law of New York, the Company's state of incorporation, only votes cast "for" the election of directors or those cast "for" or "against" any other proposal will be counted in determining whether a nominee for director has been elected or whether any of the other proposals at this meeting have been approved. Abstentions, broker non-votes and votes withheld are not treated as votes cast at the meeting.

On April 1, 1998 the Company had outstanding 327,838,523 shares of Common Stock and 8,974,940 shares of Series B Convertible Preferred Stock, each of which is entitled to one vote on each proposal at the meeting. The Board of Directors has set the close of business on April 1, 1998 as the record date for determining the shareholders entitled to notice of and to vote at the meeting.

Proposal 1 -- Election of Directors

Shareholders annually elect directors to serve for one year and until their successors have been elected and shall have qualified. The 14 persons whose biographies appear on pages 4 through 8 have been proposed by the Board of Directors based on a recommendation by the Nominating Committee of the Board of Directors. The Nominating Committee consists of Vernon E. Jordan, Jr., Hilmar Kopper, Ralph S. Larsen, George J. Mitchell, N. J. Nicholas, Jr. and Patricia F. Russo, none of whom is an officer or employee of the Company.

Eleven of the 14 nominees are neither employees nor former employees of Xerox, its subsidiaries or associated companies. These Board members bring to the Company valuable experience from a variety of fields.

The By-Laws of the Company as in effect for this meeting require that all nominees for director file with the Secretary, at least 24 hours prior to the Annual Meeting, a statement indicating consent to being a nominee and, if elected, intention to serve as a director. Each of the nominees proposed by the Board of Directors has filed such a statement. See "Other Matters" below regarding notice requirements at the annual meeting in 1999.

If for any reason, which the Board of Directors does not expect, a nominee is unable to serve, the proxies may use their discretion to vote for a substitute proposed by the Board of Directors.

The vote required for election as a director of the Company is a plurality of the votes cast at the meeting.

Committee Functions, Membership and Meetings

The Company's Board of Directors has several standing committees: the Audit, Nominating, Executive Compensation and Benefits, Finance and Executive Committees.

Audit Committee: The Audit Committee is responsible for recommending to the Board of Directors the engagement of independent auditors for the Company and reviewing with the independent auditors the plan and results of the auditing engagement. The committee reviews summaries of the year-end financial data and significant changes in accounting policies and financial reporting practices with management, the Company's Director, Corporate Audit and independent auditors. In addition, the committee reviews the recommendations contained in the independent auditors' audit management letter and management's response to that letter. The Audit Committee also reviews the plan for and results of the Company's internal audits. It is authorized to receive reports on such matters from the internal and external auditors and the Company's General Counsel as may be required by law. With the assistance of management it can review and investigate any such matter to the extent deemed appropriate.

The members of the Audit Committee are all non-employee directors: B. R. Inman, Antonia Ax:son Johnson, John D. Macomber, John E. Pepper, Martha R. Seger and Thomas C. Theobald. Mr. Macomber is the Chairman. Three meetings of the Audit Committee were held during 1997.

Nominating Committee: The Nominating Committee recommends to the Board of Directors nominees for election as directors of the Company. The committee considers the performance of incumbent directors in determining whether to recommend that they be nominated to stand for reelection.

The members of the Nominating Committee are Vernon E. Jordan, Jr., Hilmar Kopper, Ralph S. Larsen, George J. Mitchell, N. J. Nicholas, Jr. and Patricia F. Russo. Mr. Jordan is the Chairman of the Nominating Committee. The committee held two meetings in 1997.

Shareholders who wish to recommend individuals for consideration by the Nominating Committee may do so by submitting a written recommendation to the Secretary of the Company, P.O. Box 1600, Stamford, Connecticut 06904. Submissions must include sufficient biographical information concerning the recommended individual, including age, employment and board memberships (if any), for the committee to consider, as well as a written consent by the nominee to stand for election if nominated by the Board of Directors and to serve if elected by the shareholders. Recommendations received by December 31, 1998 will be considered for nomination at the 1999 Annual Meeting of Shareholders. Recommendations received after December 31, 1998 will be considered for nomination at the 2000 Annual Meeting of Shareholders.

Executive Compensation and Benefits Committee: The Executive Compensation and Benefits Committee is responsible for recommending to the Board of Directors the remuneration arrangements for senior management of the Company, including the adoption of compensation plans in which senior management is eligible to participate and the granting of benefits under any such plans. The committee also consults with the Chief Executive Officer and advises the Board with respect to senior management succession planning.

B. R. Inman, Antonia Ax:son Johnson, Ralph S. Larsen, John D. Macomber, John E. Pepper and Patricia F. Russo are the members of the Executive Compensation and Benefits Committee, and are all non-employee directors of the Company. Mr. Larsen is the Chairman. Four meetings of the committee were held in 1997.

Finance Committee: The Finance Committee oversees the investment management of the Company's employee profit sharing and retirement plans. In addition, the Finance Committee is responsible for reviewing the Company's asset mix, capital structure and strategies, financing strategies, insurance coverage and dividend policy.

The members of the Finance Committee, all of whom are non-employee directors, are Vernon E. Jordan, Jr., Hilmar Kopper, George J. Mitchell, N. J. Nicholas, Jr., Martha R. Seger and Thomas C. Theobald. Mr. Nicholas is the Chairman of the Finance Committee. The Finance Committee held four meetings in 1997.

Executive Committee: The Executive Committee has all the authority of the Board of Directors, except with respect to certain matters that by statute may not be delegated by the Board of Directors. The committee acts only in the intervals between meetings of the full Board of Directors. It acts usually in those cases where it is not feasible to convene a special meeting or where the agenda is the technical completion of undertakings already approved in principle by the Board. The members of the Executive Committee are Paul A. Allaire, John D. Macomber and N. J. Nicholas, Jr. Mr. Allaire is the Chairman. The Executive Committee did not meet in 1997.

Attendance and Remuneration of Directors

Ten meetings of the Board of Directors and 13 meetings of the Board committees were held in 1997. All incumbent directors other than Hilmar Kopper and Antonia Ax:son Johnson attended at least 75 percent of the total number of meetings of the Board of Directors and Board committees on which they served. The Company believes that attendance at meetings is only one means by which directors may contribute to the effective management of the Company and that the contributions of all directors have been substantial and are highly valued.

Directors who are not employees of the Company receive $65,000 per year for service as a director, an annual award of 2,500 stock options, and reimbursement for out-of-pocket expenses incurred in connection with attendance at meetings and other services as a director. Directors who are employees of subsidiary companies are not eligible to receive stock option awards and Directors who are employees of the Company do not receive any compensation for service as a director.

Pursuant to the Restricted Stock Plan For Directors, $25,000 of the annual director's fee of $65,000 is paid in the form of restricted shares of Common Stock of the Company. The shares may not be sold or transferred except upon death, retirement, disability, change in control or termination of service as a director with the consent of a majority of the Board of Directors. If the individual's service as a director is terminated for any other reason, the shares are forfeited. The holders of restricted shares are entitled to all distribution and voting rights of the Common Stock. The directors have the option to receive part or all of their total cash fees for service on the Board and committees of the Board in the form of shares of Common Stock, which may be restricted or unrestricted at the election of the individual. The number of shares issued is based on the market value at the time the fee is payable. The shares held by directors under this Plan are included in the Xerox securities owned shown in the biographies of the directors beginning on page 4.

Terms Used in Biographies

To help you consider the nominees, we use a biographical format that provides a ready reference on their backgrounds. Certain terms used in the biographies may be unfamiliar to you, so we are defining them here.

Xerox securities owned means the Company's Common Stock, including restricted shares of Common Stock issued under the Restricted Stock Plan For Directors, and Series B Convertible Preferred Stock. Series B shares are owned through the individual's account in the Xerox Employee Stock Ownership Plan. None of the nominees owns any of the Company's other securities.

Options/Rights is the number of the Company's shares of Common Stock subject to stock options and incentive stock rights held by a nominee.

Immediate family means the spouse, the minor children and any relatives sharing the same home as the nominee.

Unless otherwise noted, all Xerox securities held are owned beneficially by the nominee. This means he or she has or shares voting power and/or investment power with respect to the securities, even though another name--that of a broker, for example--appears in the Company's records. All ownership figures are as of April 1, 1998.

For information on compensation for officers, see the compensation section starting on page 10.

[PHOTO OF PAUL A. ALLAIRE]              Paul A. Allaire

                                        Age: 59   Director since: 1986

                                        Xerox securities owned: 226,262 common
                                        shares; 512 Series B Convertible
                                        Preferred shares

                                        Options/Rights: 1,435,343 common shares

                                        Occupation: Chairman and Chief Executive
                                        Officer and Chairman of the Executive
                                        Committee, Xerox Corporation

                                        Education: BS, Worcester Polytechnic
                                        Institute; MS, Carnegie-Mellon
                                        University

                                        Other Directorships: Fuji Xerox Co.,
                                        Ltd.; J. P. Morgan; Lucent Technologies
                                        Inc.; Sara Lee Corporation; SmithKline
                                        Beecham plc; Xerox Financial Services,
                                        Inc.; and Xerox Limited

Other Background: Joined Xerox in 1966. Member, Board of Trustees, Carnegie-Mellon University and Member, Business Advisory Council of the Graduate School of Industrial Administration, Carnegie-Mellon University. Member, Board of Trustees, Worcester Polytechnic Institute. Member, The Business Roundtable and The Business Council. Member of the Board of Directors of the Council on Foreign Relations, the Ford Foundation, the New York City Ballet, Catalyst and the Council on Competitiveness.

[PHOTO OF B.R. INMAN]                   B. R. Inman

                                        Age: 67   Director since: 1987

                                        Xerox securities owned: 4,288 common
                                        shares and an indirect interest in
                                        approximately 3,725 common shares
                                        through the Deferred Compensation Plan

                                        Options/Rights: 5,000

                                        Occupation: Investor

                                        Education: BA, University of Texas

                                        Other Directorships: Fluor Corporation;
                                        Science Applications International
                                        Corporation; SBC Communications, Inc.;
                                        and Temple-Inland Inc.

Other Background: Entered Naval Reserve in 1951, graduated from National War College in 1972, promoted to Rear Admiral in 1974, to Vice Admiral in 1976 and to Admiral in 1981. Retired with permanent rank of Admiral in 1982. Between 1974 and 1982 served as Director of Naval Intelligence, Vice Director of the Defense Intelligence Agency, Director of the National Security Agency and Deputy Director of Central Intelligence. Between 1983 and 1986 served as Chairman and Chief Executive Officer of Microelectronics and Computer Technology Corporation. Served as Chairman, President and Chief Executive Officer, Westmark Systems, Inc., 1987 to 1989 and Chairman, Federal Reserve Bank of Dallas, 1987 to 1990. Member, National Academy of Public Administration. Trustee, the American Assembly, the Center for Excellence in Education and the California Institute of Technology. Adjunct Professor at the LBJ School of Public Affairs and at the Graduate School of Business of the University of Texas at Austin. Member of the Audit and Executive Compensation and Benefits Committees of Xerox.

[PHOTO OF ANTONIA AX:SON JOHNSON]       Antonia Ax:son Johnson

                                        Age: 54   Director since: 1996

                                        Xerox securities owned: 684 common
                                        shares and an indirect interest in
                                        approximately 1,325 common shares
                                        through the Deferred Compensation Plan

                                        Options/Rights: 5,000

                                        Occupation: Chairman, Axel Johnson Group

                                        Education: BA, MA, University of
                                        Stockholm

                                        Other Directorships: Axel Johnson AB,
                                        Axel Johnson Inc., Axel Johnson
                                        International, Hemkop AB, Nordstjernan
                                        AB

Other Background: In 1971 joined the Axel Johnson Group; became primary stockholder in 1975 and Owner and Chairman in 1982. Board Member, the Royal Swedish Academy of Engineering Sciences, The International Institute for Industrial Environmental Economics of the University of Lund, The World Business Council for Sustainable Development, The Stockholm Environment Institute, The Advisory Council of the Graduate Business School of Stanford University, Chairman of the Axel and Margaret Ax:son Johnson Foundation, the City Mission of Stockholm and The Business Leadership Academy. Member of the Audit and Executive Compensation and Benefits Committees of Xerox.

[PHOTO OF VERNON E. JORDAN, JR.]        Vernon E. Jordan, Jr.

                                        Age: 62   Director since: 1974

                                        Xerox securities owned: 12,792 common
                                        shares and an indirect interest in
                                        approximately 3,040 common shares
                                        through the Deferred Compensation Plan

                                        Options/Rights: 5,000

                                        Occupation: Partner, Akin, Gump,
                                        Strauss, Hauer & Feld, LLP

                                        Education: BA, DePauw University; JD,
                                        Howard University Law School

                                        Other Directorships: American Express
                                        Company; Bankers Trust Company; Bankers
                                        Trust New York Corporation; Callaway
                                        Golf Company; Chancellor Media
                                        Corporation; Dow Jones & Co.; J.C.
                                        Penney Company, Inc.; Revlon Group;
                                        Ryder System, Inc.; Sara Lee
                                        Corporation; and Union Carbide
                                        Corporation

Other Background: Became a partner in the law firm of Akin, Gump, Strauss, Hauer & Feld in 1982, following ten years as President of the National Urban League, Inc. Member of the Bar of Arkansas, Georgia and the District of Columbia as well as the U.S. Supreme Court Bar. Director of the LBJ Foundation, Howard University, the NAACP Legal Defense and Education Fund, Inc. Trustee of the Ford Foundation. Former Member of the National Advisory Commission on Selective Service, the American Revolution Bicentennial Commission, the Presidential Clemency Board, the Advisory Council on Social Security, the Secretary of State's Advisory Committee on South Africa and the President's Advisory Committee of the Points of Light Foundation. Chairman of the Nominating Committee and member of the Finance Committee of Xerox.

[PHOTO OF YOTARO KOBAYASHI]             Yotaro Kobayashi

                                        Age: 64   Director since: 1987

                                        Xerox securities owned: 8,475 common
                                        shares

                                        Options/Rights: 5,000

                                        Occupation: Chairman and Co-Chief
                                        Executive Officer, Fuji Xerox Co., Ltd.

                                        Education: BA, Keio University; MBA,
                                        Wharton Graduate School, University of
                                        Pennsylvania

                                        Other Directorships: Fuji Xerox Co.,
                                        Ltd.; ABB Asea Brown Boveri Ltd.; and
                                        Japan Research Center Co., Ltd.

Other Background: Joined Fuji Photo Film Co., Ltd in 1958, was assigned to Fuji Xerox Co., Ltd. in 1963, named President and Chief Executive Officer in 1978 and Chairman and Chief Executive Officer in 1992. Vice-Chairman, Japan Association of Corporate Executives. Member of the Trilateral Commission; University Council and Curriculum Council of the Ministry of Education, Science, Sports and Culture; Economic Council of the Economic Planning Agency; the International Council of JP Morgan; the International Advisory Board of Northern Telecom Limited; the International Advisory Board of the Council on Foreign Relations; the Board of Trustees, University of Pennsylvania; the Advisory Council of the Graduate School of Business, Stanford University and the Advisory Council of the Institute for International Studies, Stanford University. Vice-Chairman, Board of Trustees, International University of Japan and member of the Board of Trustees, Keio University.

[PHOTO OF HILMAR KOPPER]                Hilmar Kopper

                                        Age: 63   Director since: 1991

                                        Xerox securities owned: 7,625 common
                                        shares

                                        Options/Rights: 5,000

                                        Occupation: Chairman of the Supervisory
                                        Board, Deutsche Bank AG

                                        Education: High school diploma

                                        Other Directorships: Akzo Nobel NV;
                                        Bayer AG; Daimler-Benz AG; Mannesmann
                                        AG; Solvay SA

Other Background: Apprenticeship with Rheinisch-Westfalischen Bank AG in Cologne, 1954. Management trainee at J. Henry Schroder Banking Corporation, New York. Foreign Department, Deutsche Bank's Central Office in Dusseldorf and Manager, Leverkusen branch, 1969. Appointed to the Board of Managing Directors of Deutsche Bank subsidiary European Asian Bank AG in Hamburg, 1972. Executive Vice President, Deutsche Bank AG, 1975; and Member of the Board of Managing Directors, Deutsche Bank AG, 1977. Succeeded Alfred Herrhausen as Spokesman of the Board of Managing Directors, December 1989 to May 1997. Member of the Finance and Nominating Committees of Xerox.

[PHOTO OF RALPH S. LARSEN]              Ralph S. Larsen

                                        Age: 59   Director since: 1990

                                        Xerox securities owned: 9,784 common
                                        shares and an indirect interest in
                                        approximately 9,278 common shares
                                        through the Deferred Compensation Plan

                                        Options/Rights: 5,000

                                        Occupation: Chairman and Chief Executive
                                        Officer, Johnson & Johnson

                                        Education: BBA, Hofstra University

                                        Other Directorships: Johnson & Johnson;
                                        AT&T; The New York Stock Exchange, Inc.

Other Background: Joined Johnson & Johnson in 1962, was named Vice President of Marketing, McNeil Consumer Products Company in 1980. President of Becton Dickinson's Consumer Products Division, 1981 to 1983. Returned to Johnson & Johnson as President of its Chicopee subsidiary in 1983. Named a company Group Chairman in 1986, and Chairman of the Board and Chief Executive Officer in 1989. Member, Board of the Tri-State United Way. Member of The Business Council and the Policy Committee of The Business Roundtable. Served two years in the U.S. Navy. Chairman of the Executive Compensation and Benefits Committee and member of the Nominating Committee of Xerox.


[PHOTO OF GEORGE J. MITCHELL]           George J. Mitchell

                                        Age: 64   Director since: 1996

                                        Xerox securities owned: 1,609 common
                                        shares and an indirect interest in
                                        approximately 806 common shares through
                                        the Deferred Compensation Plan

                                        Options/Rights: 5,000

                                        Occupation: Special Counsel, Verner,
                                        Liipfert, Bernhard, McPherson and Hand,
                                        Chartered

                                        Education: BA, Bowdoin College; LLB,
                                        Georgetown University Law Center

                                        Other Directorships: Federal Express
                                        Corporation; Starwood Lodging Trust;
                                        UNUM Corporation; The Walt Disney
                                        Company

Other Background: Trial lawyer with the U.S. Department of Justice Antitrust Division, 1960 to 1962. Served as Executive Assistant to U.S. Senator Edmund S. Muskie from 1962 to 1965. Private law practice from 1965 to 1977. Served as U.S. Attorney for Maine, 1977 to 1979; appointed U.S. District Court Judge in 1979; resigned in 1980 to accept appointment to the U.S. Senate. Elected U.S. Senator from the State of Maine in 1982, serving as Majority Leader of the Senate from 1989 to 1995 when he retired from the Senate and joined the law firm of Verner, Liipfert, Bernhard, McPherson and Hand. Member, Board of Directors, Council on Foreign Relations; Chairman, Ethics Committee, U.S. Olympic Committee; Chairman, National Health Care Commission; Chairman, International Crisis Group; and Chairman, The Peace Negotiations in Northern Ireland. Member of the Finance and Nominating Committees of Xerox.

[PHOTO OF N.J. NICHOLAS, JR.]           N. J. Nicholas, Jr.

                                        Age: 58   Director since: 1987

                                        Xerox securities owned: 9,982 common
                                        shares and an indirect interest in
                                        approximately 9,115 common shares
                                        through the Deferred Compensation Plan

                                        Options/Rights: 5,000

                                        Occupation: Investor

                                        Education: BA, Princeton University;
                                        MBA, Harvard University Graduate School
                                        of Business Administration

                                        Other Directorships: Bankers Trust New
                                        York Corporation; Boston Scientific
                                        Corporation

Other Background: President and Co-Chief Executive Officer, Time-Warner Inc., 1990 to 1992. Former member of the President's Advisory Committee on Trade Policy and Negotiations and the President's Commission on Environmental Quality. Chairman of the Advisory Board of Columbia University Graduate School of Journalism. Chairman of the Finance Committee and Member of the Nominating and Executive Committees of Xerox.

[PHOTO OF JOHN E. PEPPER]               John E. Pepper

                                        Age: 59   Director since: 1990

                                        Xerox securities owned: 18,440 common
                                        shares and an indirect interest in
                                        approximately 2,641 common shares
                                        through the Deferred Compensation Plan;
                                        immediate family owns 3,000 shares

                                        Options/Rights: 5,000

                                        Occupation: Chairman of the Board and
                                        Chief Executive, The Procter & Gamble
                                        Company

                                        Education: BA, Yale University

                                        Other Directorships: Motorola, Inc.; The
                                        Procter & Gamble Company

Other Background: Joined Procter & Gamble in 1963. Named Executive Vice President and elected to the Board of Directors in 1984, named President in 1986 and Chairman and Chief Executive in 1995. Co-Chair, Governor's Education Council of the State of Ohio and Cincinnati Youth Collaborative. Member, Cincinnati Business Committee, Grocery Manufacturers of America, The Business Council and The Business Roundtable. Fellow, Yale Corporation. Trustee, Christ Church Endowment Fund, Center for Strategic and International Studies. Served three years in the U.S. Navy. Member of the Audit and Executive Compensation and Benefits Committees of Xerox.

[PHOTO OF PATRICIA F. RUSSO]            Patricia F. Russo

                                        Age: 45   Director since: 1997

                                        Xerox securities owned: 144 common
                                        shares

                                        Options/Rights/Restricted Shares: 1,473

                                        Occupation: Executive Vice President,
                                        Chief Staff Officer, Lucent Technologies
                                        Inc.

                                        Education: BA, Georgetown University

                                        Other Directorships: New Jersey
                                        Manufacturers Insurance Company;
                                        Schering-Plough Corporation

Other Background: Joined International Business Machines Corporation in 1973 and held various sales and marketing management positions. Joined AT&T in 1981 and held executive positions in strategic planning, marketing, human resources, and operations. Named President, Business Communications Systems of Lucent Technologies Inc. in 1992; named Executive Vice President and Chief Staff Officer, 1997. Member of the Board of Directors of the New Jersey Business and Industry Association; the Board of Regents, Georgetown University, the Committee of 200. Member of the Executive Compensaton and Benefits Committee and the Nominating Committee of Xerox.

[PHOTO OF MARTHA R. SEGER]              Martha R. Seger

                                        Age: 66   Director since: 1991

                                        Xerox securities owned: 4,662 common
                                        shares and an indirect interest in
                                        approximately 4,339 common shares
                                        through the Deferred Compensation Plan

                                        Options/Rights: 5,000

                                        Occupation: Financial economist and
                                        Former Governor, Federal Reserve System;
                                        currently Distinguished Visiting
                                        Professor of Finance, Northern Arizona
                                        University

                                        Education: BBA, MBA, PhD, University of
                                        Michigan

                                        Other Directorships: Fluor Corporation;
                                        Michigan Mutual and the Amerisure
                                        Companies; Amoco Corporation; The Kroger
                                        Co.; and Tucson Electric Power Co.

Other Background: Financial Economist, Federal Reserve Board, 1964 to 1967. Chief Economist, Detroit Bank & Trust, 1967 to 1974, elected Vice President in 1971. Vice President, Economics and Investments, Bank of the Commonwealth (Detroit), 1974 to 1976. Adjunct Associate Professor, University of Michigan, 1976 to 1979. Associate Professor of Economics and Finance, Oakland University, 1980. Commissioner of Financial Institutions, State of Michigan, 1981 to 1982. Professor of Finance, Central Michigan University, 1983 to 1984. Governor, Federal Reserve System, 1984 to 1991. Member of the Audit and Finance Committees of Xerox.

[PHOTO OF THOMAS C. THEOBALD]           Thomas C. Theobald

                                        Age: 60   Director since: 1983

                                        Xerox securities owned: 4,888 common
                                        shares and an indirect interest in
                                        approximately 4,549 common shares
                                        through the Deferred Compensation Plan

                                        Options/Rights: 5,000

                                        Occupation: Managing Director, William
                                        Blair Capital Partners, LLC

                                        Education: AB, College of the Holy
                                        Cross; MBA, Harvard University Graduate
                                        School of Business Administration

                                        Other Directorships: Anixter
                                        International; LaSalle U.S. Realty
                                        Income and Growth Fund; LaSalle
                                        Partners; Mutual Life Insurance Company
                                        of New York; RxRemedy; Stein Roe Funds;
                                        U.S. Timberlands, LLC

Other Background: Began career with Citibank in 1960, appointed Vice Chairman and elected a Director of Citicorp in 1982. Chairman, Continental Bank Corporation, 1987 to 1995. Director of the Associates of the Harvard Business School, The MacArthur Foundation and the Chicago Council on Foreign Relations. Trustee, Northwestern University. Member of the Committee on Architecture of the Art Institute of Chicago. Member of the Audit and Finance Committees of Xerox.

[PHOTO OF G. RICHARD THOMAN]            G. Richard Thoman

                                        Age: 53   Director since: 1997

                                        Xerox securities owned: 26,587 common
                                        shares

                                        Options/Rights/Restricted Shares:
                                        1,037,742 common shares

                                        Occupation: President and Chief
                                        Operating Officer, Xerox Corporation

                                        Education: BA, McGill University; MA,
                                        PhD, Fletcher School of Law and
                                        Diplomacy, Tufts University
                                        (co-administered by Harvard University);
                                        MA, Graduate Institute of International
                                        Studies

                                        Other Directorships: Bankers Trust New
                                        York Corporation; Fuji Xerox Co., Ltd.

Other Background: Joined Xerox in 1997 as President and Chief Operating Officer. Prior to this he was with International Business Machines Corporation as Senior Vice President and Chief Financial Officer, 1995 to 1997, and Senior Vice President and Group Executive, IBM Personal Systems (PC) Group, 1994 to 1995. From 1992 to 1994 he was President and Chief Executive Officer, Nabisco International. He was with the American Express Company from 1979 to 1992, joining as Executive Vice President and Chief Financial Officer, Travel Related Services. He was named President, Travel Related Services International in 1985, and Chairman and Co-Chief Executive Officer, Travel Related Services in 1989. He was with McKinsey and Company as a Senior Associate from 1972 to 1979; and with Exxon Corporation as a Senior Financial Analyst from 1970 to 1972. Member of the Council on Foreign Relations. Member of the Board of Directors of Union Bancaire Privee and the Americas Society. Awarded the Legion of Honor by the government of France.

Ownership of Company Securities

The Company knows of no person who, or group which, owns beneficially more than 5% of any class of its equity securities as of December 31, 1997, except as set forth below(1).

                                                                                    Amount
                                                                                  Beneficially       Percent
        Title of Class               Name and Address of Beneficial Owner            Owned           of Class
-------------------------------------------------------------------------------------------------------------
Series B Convertible Preferred     State Street Bank and Trust Company,            9,012,603         100%
 Stock(2)                          as Trustee,
                                   225 Franklin Street, Boston, MA(3)

Common Stock                       State Street Bank and Trust Company,            8,982,702(4)      10.1%(5)
                                   as Trustee under other plans and accounts
                                   225 Franklin Street, Boston, MA

--------------------------------------------------------------------------------
(1) The words "group" and "beneficial" are as defined in regulations issued by the Securities and Exchange Commission (SEC). Beneficial ownership under such definition means possession of sole voting power, shared voting power, sole dispositive power or shared dispositive power. The information provided in this table is based solely upon the information contained in the Form 13G filed by the named entity with the SEC.
(2)   These shares have equal voting rights with the Common Stock.
(3) Held as Trustee under the Xerox Employee Stock Ownership Plan. Each participant may direct the Trustee as to the manner in which shares allocated to his or her account shall be voted. The Trust Agreement provides that the Trustee shall vote any shares allocated to participants' accounts as to which it has not received voting instructions and any shares which have not been so allocated, in the same proportions as shares in participants' accounts as to which voting instructions are received. The power to dispose of shares is governed by the terms of the Plan and elections made by participants.
(4) Within this total as to certain of the shares, State Street Bank and Trust Company has sole voting power 4,007,526 shares, shared voting power 4,580,768 shares, sole dispositive power 4,395,304 shares and shared dispositive power 4,587,398 shares.
(5) Percentage based upon assumption that all Series B Convertible Preferred Stock were converted into 27,037,809 shares of Common Stock.

Shares of Common Stock and Series B Convertible Preferred Stock of the Company owned beneficially by its directors and nominees for director, each of the executive officers named in the Summary Compensation Table below and directors and all officers as a group, as of April 1, 1998, were as follows:
--------------------------------------------------------------------------------

-------------------------------------------------------------------------------------
                                                               Amount         Total
          Name of                                           Beneficially      Stock
        Beneficial Owner                                       Owned         Interest
-------------------------------------------------------------------------------------
        Paul A. Allaire ................................      1,019,494     1,662,117
        William F. Buehler .............................         90,682       239,874
        B.R. Inman .....................................          5,938        13,013
        Antonia Ax:son Johnson .........................          2,334         7,009
        Vernon E. Jordan, Jr. ..........................         14,442        20,832
        Yotaro Kobayashi ...............................         10,125        13,475
        Hilmar Kopper ..................................          9,275        12,625
        Ralph S. Larsen ................................         11,434        24,062
        John D. Macomber ...............................         18,760        26,448
        George J. Mitchell .............................          3,259         7,415
        N.J. Nicholas, Jr. .............................         11,632        24,097
        John E. Pepper .................................         23,090        29,081
        A. Barry Rand ..................................        169,314       348,418
        Barry D. Romeril ...............................        108,167       296,866
        Patricia F. Russo ..............................            630         1,617
        Martha R. Seger ................................          6,312        14,000
        Thomas C. Theobald .............................          6,538        12,762
        G. Richard Thoman ..............................        206,857     1,064,329
        Directors and All Officers as a group ..........      3,184,247     9,971,596
-------------------------------------------------------------------------------------


The shares of Common Stock, and Series B Stock owned by each director and officer named and by all directors and officers as a group represent less than 1% of the aggregate number of shares of Common Stock and Series B Stock outstanding at April 1, 1998. The numbers shown in the Amount Beneficially Owned column are the shares of Common Stock considered owned by the directors and officers in accordance with SEC rules, including shares of Common Stock which officers and directors had a right, within 60 days, to acquire upon the exercise of options or rights, all of which shares were deemed outstanding for purposes of computing the percentage of Common Stock and Series B Stock outstanding and beneficially owned. The numbers shown in the Total Stock Interest column include the amount shown in the Amount Beneficially Owned column plus options held by officers not exercisable within 60 days, incentive stock units and restricted shares, as well as the interests of officers and directors in the Xerox Stock Fund under the Profit Sharing and Savings Plan and the Deferred Compensation Plans.

Executive Compensation

Report of the Executive Compensation and Benefits
Committee of the Board of Directors

Executive Officer Compensation

The compensation paid to the Company's executive officers is determined by the Executive Compensation and Benefits Committee (Committee) of the Board of Directors. The Committee's members are each independent, non-employee directors of the Company who establish the policies that govern the compensation paid to Xerox executive officers, determine overall and individual compensation goals and objectives, grant awards and certify achievement of performance under the Company's various annual and long-term incentive plans and approve actual compensation payments.

The compensation policy established by the Committee provides that target levels of compensation as well as the benefits provided executive officers are intended to be equal to or better than the compensation paid by other companies in the marketplace in which Xerox operates and competes for equivalent skills and competencies for positions of similar responsibilities and desired levels of performance. The Company's executive compensation policies, plans and programs are designed to provide competitive levels of compensation that align pay with the Company's annual and long-term performance objectives and that recognize corporate and individual achievement while supporting the Company objectives of attracting, motivating and retaining high performing executives. In order to determine appropriately competitive levels of compensation, the Committee annually reviews, evaluates and compares Xerox executive officer compensation to relevant external, competitive compensation data. At its meeting on December 8, 1997, the Committee reviewed the reported compensation data of firms which were part of the Business Week Computers and Peripherals Industry Group (which are included in the data shown on the performance graph on page 17 below), as well as a broader group of organizations with which the Company is likely to compete for executive expertise and which are of similar size and scope. The latter group includes large capitalization, multinational companies in technology, office equipment and other industries.

Base salaries are determined by the Committee, in its judgment, taking into account the competitive data referenced above. In addition, a substantial portion, generally two-thirds or more of targeted total compensation, of each executive officer's total compensation is at risk and variable from year to year because it is linked to specific performance measures of the business.

The three principal variable pay programs that were utilized in 1997 to align executive officer pay with Company and individual performance as reported in this Proxy Statement are briefly described below:

      Executive Performance Incentive Plan (EPIP): This plan, approved by shareholders at the Company's Annual Meeting on May 18, 1995, provides the Committee with an incentive vehicle to compensate eligible executives for significant contributions to the performance of the Company while preserving the tax deductibility of payments made under the Plan even if an executive's compensation exceeds $1,000,000 in any year as described in Section 162(m) of the Internal Revenue Code of 1986, as amended. Awards under the Plan are made from incentive payment pools created by applying pre-determined percentages to appropriately relevant performance measures as described in the Plan. These measures and percentages for awards made by the Committee in effect during 1997 were 2% of the Company's Document Processing profit before tax
   (PBT) for the 1997 one-year performance period, 11/2% of cumulative PBT for the three-year performance period commencing in 1995, 3% of reduction in Financial Services debt for the 1997 one-year performance period and 2.5% of such reduction for the three-year performance period commencing in 1995. Ten percent (10%) of the resulting incentive payment PBT pool is payable to the Chief Executive Officer of the Company and five percent (5%) of the pool is payable to every other participant in the Plan with the exception of Stuart
   B. Ross, Executive Vice President, Financial Services. Three percent (3%) of the 1997 Document Processing pool and two percent (2%) of the Financial Service debt reduction pool is payable to Mr. Ross. The Plan provides the Committee with discretion to reduce the amount otherwise payable under an award to any participant to any amount, including zero, except in the case of a change in control as defined. The amount determined by the above formula cannot be increased. For the full year 1997, the CEO and eleven (11) other executive officers participated in the Plan.

   For 1997, the PBT pool amounted to $45,380,000 and the Committee exercised its discretion by reducing total amounts payable to participating executive officers from the pool from $30,870,000 to $6,193.477. For the 1995-1997 cumulative PBT performance period, the pool amounted to $94,730,000 and the Committee exercised its discretion by reducing total amounts payable to participating executive officers from the pool from $53,374,000 to $16,082,409.

      Annual Performance Incentive Plan (APIP): Under the APIP, executive officers of the Company may be entitled to receive performance-related cash payments provided that annual, Committee-established performance objectives are met. At its February 3, 1997 meeting, the Committee approved for each officer not participating in EPIP, an annual incentive target and maximum opportunity expressed as a percentage of their March 1, 1997 base salary. The Committee also established overall Document Processing threshold, target and maximum measures of performance and associated payment schedules. The performance measures and weightings for 1997 were profit before tax (35%), revenue growth (20%), cash generation (15%), customer satisfaction (10%), customer loyalty (10%) and employee satisfaction (10%). Additional goals were established subsequently for each officer that included business unit specific and / or individual performance goals and objectives. The weights associated with each business unit specific or individual performance goal and objective used vary and range from 10 percent to 50 percent of the total.

   For 1997, the performance against the established measures was mixed. PBT and revenue growth performance were slightly below target performance levels, while cash generation goals exceeded maximum performance levels. Customer satisfaction and customer loyalty and employee motivation and satisfaction exceeded target performance measures under the plan. Overall, executive officers received payments that were better than those made for 1996 performance. The payments ranged from 95.8% to 182.3% of target bonus opportunity.

      Leveraged Executive Equity Plan (LEEP): Under the terms of the 1991 Long-Term Incentive Plan, the Committee implemented a three-year plan which began in 1995 for key management executives, including most executive officers, that focuses on the achievement of performance objectives of the Document Processing business of the Company. When the objectives of the plan are achieved, shareholder value is enhanced and the plan provides for an opportunity to realize long-term financial rewards. LEEP requires that each executive participant must directly or indirectly maintain an investment in shares of common stock of the Company having a value as of March 1, 1995 of either 100%, 200% or 300% of a participant's annual base salary (investment shares). A 1995 award was made under LEEP to approximately 50 key executives that provided for non-qualified stock options for shares of common stock and restricted shares of common stock or incentive stock units, based upon the ratio of five option shares and two restricted shares of common stock or incentive stock units for each investment share. The options became exercisable in three annual cumulative installments beginning in the year following the award. The incentive stock rights are payable in shares of common stock and the restricted shares became unrestricted in three annual installments beginning in the year following the award, provided specific Document Processing earnings per share (EPS) goals were achieved for each preceding year. Thirty-four percent (34%) of the non-qualified stock options granted under the 1995 cycle became exercisable on January 1, 1998.

      For 1997, the EPS goal was achieved and thirty-four percent (34%) of the restricted shares and restricted dividends thereon became unrestricted and thirty-four percent (34%) of the incentive stock units vested.

      Additionally, the 1995 LEEP cycle awards provided for each officer not participating in EPIP a cash payment if cumulative EPS exceeded performance targets established for the 1995-1997 LEEP cycle. Since actual cumulative EPS significantly exceeded targets established for the 1995-1997 LEEP performance cycle, the cash payments to participants ranged from 22.5%-42.5% of the fair market value of twice the number of their investment shares.

Chief Executive Officer Compensation

The compensation paid to Paul A. Allaire, Chairman of the Board of Directors and Chief Executive Officer for the performance year 1997 was established by the Committee at its February 3, 1997 and February 2, 1998 meetings. The Committee's actions are described below as they relate to each component of Mr. Allaire's 1997 compensation as reported in the charts and tables that accompany this report.

      Base Salary: Mr. Allaire's base salary remained at $975,000, unchanged from 1996.

      1997 Bonus: The Committee authorized a payment under the EPIP program, described above, in the amount of $2,000,000. The amount of bonus determined utilizing the formula of the EPIP was reduced at the Committee's discretion to align the payment with the same Company, organizational and individual performance unit performance measures utilized by the Committee in determining the payments to other executives of the Company paid under the Company's APIP also described above. A portion of the bonus awarded was approved by the Committee based on its subjective assessment of Mr. Allaire's performance against organizational governance, productivity improvement and Financial Services goals which the Committee had established for Mr. Allaire early in 1997. Mr. Allaire's 1997 bonus was approximately 220% of the bonus he received for 1996.

      Long-Term Incentive: Under the provisions of the LEEP described above, Mr. Allaire vested in the right to exercise thirty-four percent (34%) of the non-qualified stock options granted in 1995. Additionally, thirty-four percent (34%) of the restricted shares and dividends thereon awarded under the LEEP with respect to the 1997 performance year became unrestricted on March 1, 1998 resulting from previously established EPS goals being achieved. In addition, Mr. Allaire's award under EPIP for the 1995-1997 PBT performance period was reduced by the Committee as permitted under EPIP from $9,472,000 to $5,389,186. The amount awarded is the same amount Mr. Allaire would have received under the LEEP 1995-1997 cumulative EPS had he been a participant in that award. As described above, the cumulative EPS performance significantly exceeded targets for this period.

   Based on the Committee's evaluation of external competitive compensation data, it concluded that Mr. Allaire's long-term compensation was at the low end of the competitive range and in recognition of its desire to retain Mr. Allaire in his employ as Chief Executive, during 1997 he was awarded 163,000 non-qualified stock options at the market price on the effective date of grant as well as incentive stock rights for 40,000 incentive stock units which will vest on July 1, 2000. The non-qualified stock options will expire on December 31, 2004.

Detailed information concerning Mr. Allaire's compensation as well as that of other highly compensated executives is displayed on the accompanying charts and tables.

                                      Ralph S. Larsen, Chairman
                                      B. R. Inman
                                      Antonia Ax:son Johnson
                                      John D. Macomber
                                      John E. Pepper
                                      Patricia F. Russo

February 2, 1998

Compensation Committee Interlocks and Insider Participation

Paul A. Allaire, Chairman and Chief Executive Officer of the Company, serves on the compensation committee of Lucent Technologies, Inc. Patricia F. Russo, a director of the Company, is an Executive Vice President of Lucent and serves on the Executive Compensation and Benefits Committee of the Company.

Summary Compensation Table

The Summary Compensation Table below provides certain compensation information for the Chief Executive Officer and the four most highly compensated key executive officers (Named Officers) serving at the end of the fiscal year ended December 31, 1997 for services rendered in all capacities during the fiscal years ended December 31, 1997, 1996 and 1995. The table includes the dollar value of base salary, bonus earned, option awards (shown in number of shares) and certain other compensation, whether paid or deferred.

                                SUMMARY COMPENSATION TABLE

                                                             Annual Compensation
                                     -------------------------------------------------------------------
                                                               Annual Bonus
                                                  ---------------------------------------
                                                                               Total       Other Annual
           Name and                                   EPIP      91 Plan        Annual      Compensation
      Principal Position       Year   Salary ($)    (A) ($)     (B) ($)    Bonus ($) (C)      ($) (D)
--------------------------------------------------------------------------------------------------------
Paul A. Allaire ............. 1997     975,000     2,000,000   4,479,449     6,479,449        133,250
Chief Executive Officer       1996     958,333       910,000   3,054,900     3,964,900        177,580
                              1995     858,333     1,200,000   2,108,499     3,308,499        184,606

G. Richard Thoman (I) ....... 1997     388,885       560,000   1,788,657     2,348,657         45,000
Chief Operating Officer

A. Barry Rand ............... 1997     469,333       350,000   1,419,686     1,769,686         73,033
Executive Vice President      1996     436,833       160,000     968,119     1,128,119         54,896
                              1995     413,333       329,851     668,168       998,019        111,154

Barry D. Romeril ............ 1997     452,688       334,062   1,419,686     1,753,748         62,158
Executive Vice President      1996     436,841       300,000     968,119     1,268,119         45,152
                              1995     413,341       336,912     668,168     1,005,080         44,600

William F. Buehler .......... 1997     426,833       350,216   1,331,098     1,681,314         56,000
Executive Vice President      1996     413,333       350,000     907,107     1,257,107         52,880
                              1995     350,833       295,077     625,359       920,436         44,500
--------------------------------------------------------------------------------------------------------
                                                     Long-Term
                                                Compensation Awards
                              -------------------------------------------------------
                                                            Securities
                                                 LTIP       Underlying
                               Restricted       Payouts      Options /    All Other
           Name and               Stock     (EPS Overach.)      SARs     Compensation
      Principal Position         ($) (E)        ($) (F)       (#) (G)      ($) (H)
----------------------------------------------------------------------------------
Paul A. Allaire .............  3,381,252       5,389,186      441,929      213,477
Chief Executive Officer                0               0            0      243,857
                                       0               0      358,965      244,678

G. Richard Thoman (I) .......  6,962,500         399,552      900,526       42,567
Chief Operating Officer

A. Barry Rand ...............          0       1,707,893       90,594       73,984
Executive Vice President         659,300               0            0       88,309
                                       0               0      113,760      101,315

Barry D. Romeril ............  4,226,565       1,707,893       86,779      108,370
Executive Vice President         659,300               0            0      112,014
                                       0               0      113,760      130,395

William F. Buehler ..........  1,690,626       1,603,402       81,816       97,840
Executive Vice President               0               0            0       92,956
                                       0               0      106,800      100,466
----------------------------------------------------------------------------------

(A) This column reflects annual cash bonuses earned during 1997 under EPIP.

(B) This column reflects amounts earned under the Company's 1991 Long-Term Incentive Plan (1991 Plan). Under the 1991 Plan, awards of Restricted Stock were made in 1995 to each of the Named Officers which become non-forfeitable as to one-third of the total if the Company's Document Processing earnings per share reach a specified level in each of the years 1995, 1996 and 1997. The 1997 level was reached and one-third of the shares, together with the restricted dividends thereon, became non-forfeitable. Accordingly, the value of one-third of the shares of the Restricted Stock, and the amount of the restricted dividends thereon, is reported in the column above for the year in which the earnings per share objective is reached. The Company and the Executive Compensation and Benefits Committee view these amounts as long-term incentive compensation.

(C) Total Annual Bonus is the sum of the amounts under the EPIP and 91 Plan columns.

(D) Other Annual Compensation includes executive expense allowance and dividend equivalents paid on outstanding incentive stock rights.

(E) This column reflects incentive stock unit rights awarded under the 1991 Plan or a predecessor plan where each unit represents one share of stock to be issued upon vesting at the attainment of a specific retention period. Each unit is entitled to the payment of dividend equivalents at the same time and in the same amount declared on one share of the Company's common stock. The number of units held by the Named Officers and their value as of December 31, 1997 (based upon the closing market price on that date of $73.41) was as follows:
           P.A. Allaire--121,000 ($8,882,162), G. R. Thoman--100,000
           ($7,340,630), A.B. Rand--37,626 ($2,761,985), B.D. Romeril--69,326
           ($5,088,965), and W.F. Buehler--44,000 ($3,229,877). Restricted Stock
           awards made under the 1991 Plan described in note (B) are reported as bonuses and are not reflected in the Restricted Stock column above.

(F) This column reflects a long-term payout made with respect to the performance years 1995, 1996 and 1997 under EPIP. The awards made by the Committee in 1995 established a long-term bonus pool based upon 11/2% of the cumulative Document Processing profit before tax for the three-year period. A percentage of the pool was awarded to Paul
           A. Allaire (10%) and to each of the other (11) executive officers (5%). As provided by EPIP, the Committee exercised its discretion to reduce the amounts otherwise payable under the foregoing formula to an amount which would otherwise have been payable based upon the degree to which cumulative earnings per share during such three-year period exceeded a pre-established specified target.

(G) The Company no longer issues stock appreciation rights (SARs) in tandem with options. All of the options granted were awarded under LEEP. As discussed under the Report of the Executive Compensation and Benefits Committee above, LEEP is a three-year program.

(H) The total amounts shown in this column for the last fiscal year consist of the Company's profit sharing contribution, whether under the Profit Sharing and Savings Plan or its policy of paying directly to the officer the amount which cannot be made under the Plan by reason of the Employee Retirement Income Security Act of 1974, and the estimated dollar value of the benefit to the officer from the Company's portion of insurance premium payments under the Company's Contributory Life Insurance Plan on an actuarial basis. The Company will recover all of its premium payments at the end of the term of the policy, generally at age 65. The amounts were: P.A. Allaire:
           $188,500 profit sharing; $24,977 life insurance; G.R. Thoman: $0 profit sharing; $42,567 life insurance; A.B. Rand: $62,933 profit sharing; $11,051 life insurance; B.D. Romeril: $75,267 profit sharing; $33,103 life insurance; and W.F. Buehler: $77,683 profit sharing; $20,157 life insurance.

(I) As part of awards made to Mr. Thoman upon commencement of his employment, an award of 650,000 stock options and 100,000 incentive stock units was made. For the circumstances under which this award will be accelerated see "Certain Transactions" below.

Option Grants

The following table sets forth information concerning awards of stock options to the Named Officers under the Company's 1991 Plan during the fiscal year ended December 31, 1997. The amounts shown for potential realizable values are based upon arbitrarily assumed annualized rates of stock price appreciation of five and ten percent over the full eight-year term of the options, pursuant to SEC regulations. Based upon an eight-year option term, this would result in stock price increases of 48% and 114%, respectively or $108.65 and $157.10 for options with the $73.41 exercise price. The amounts shown as potential realizable values for all shareholders represent the corresponding increases in the market value of 326,241,797 shares outstanding held by all shareholders as of December 31, 1997. Any gains to the Named Officers and the shareholders will depend upon future performance of the common stock of the Company as well as overall market conditions.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                                                         Potential Realizable Value at Assured
                                                                                              Annual Rates of Stock Price
                                            Individual Grants (1) (2) (3)                     Appreciation for Option Term
                             ----------------------------------------------------------- -------------------------------------
                                 Number of
                                Securities        % of Total
                                Underlying     Options Granted   Exercise or
                                  Options      to Employees in   Base Price   Expiration
Name                            Granted (#)      Fiscal Year       ($/Sh)        Date          5% ($)             10% ($)
------------------------------------------------------------------------------------------------------------------------------
Paul A. Allaire ............      163,000(4)         7.04%      $ 84.5313      12/31/04   $     6,578,668    $    15,757,055
                                  278,929                       $ 73.4063      12/31/05   $     9,775,970    $    23,415,148
G. Richard Thoman ..........      700,270(5)        14.34%      $ 69.6250      12/31/04   $    23,278,960    $    55,757,158
                                  200,256                       $ 73.4063      12/31/05   $     7,018,620    $    16,810,815
A. Barry Rand ..............       90,594            1.44%      $ 73.4063      12/31/05   $     3,175,160    $     7,605,060
Barry D. Romeril ...........       86,779            1.38%      $ 73.4063      12/31/05   $     3,041,451    $     7,284,804
William F. Buehler .........       81,816            1.30%      $ 73.4063      12/31/05   $     2,867,507    $     6,868,177
------------------------------------------------------------------------------------------------------------------------------
All Shareholders ...........      N/A                N/A                N/A         N/A   $11,434,776,332    $27,388,277,646
------------------------------------------------------------------------------------------------------------------------------

(1) All options are exercisable 33% on January 1, 1999, 33% on January 1, 2000 and 34% on January 1, 2001.

(2) Exercise price is based upon fair market value on the effective date of the award.

(3) Options may be accelerated as a result of a change in control as described below.

(4)   Options are exercisable 100% on July 1, 2000.

(5) Options for 650,000 shares are exercisable in 20% increments on January 1, 1998, January 1, 1999, January 1, 2000, January 1, 2001 and January 1, 2002. The remaining options on 50,270 shares granted under the LEEP Plan for the 1997 performance year vested on January 1, 1998.

Option Exercises/Year-End Values

The following table sets forth for each of the Named Officers the number of shares underlying options and SARs exercised during the fiscal year ended December 31, 1997, the value realized upon exercise, the number of options/SARs unexercised at year-end and the value of unexercised in-the-money options/SARs at year-end.

           AGGREGATE OPTION/SAR EXERCISES IN THE LAST FISCAL YEAR AND
                       FISCAL YEAR-END OPTION/SAR VALUE

                                                                    Number of Shares
                                Number of                        Underlying Unexercised     Value of Unexercised In-the-
                                 Shares                              Options/SARs at           Money Options/SARs at
                               Underlying                              FY-End (#)                  FY-End ($) (B)
                              Options/SARs        Value       ----------------------------------------------------------
Name                          Exercised (#)  Realized ($) (A)  Exercisable   Unexercisable   Exercisable   Unexercisable
------------------------------------------------------------------------------------------------------------------------
Paul A. Allaire ............    150,000         $4,382,520       568,671        665,978      $22,523,689    $8,361,067
G. Richard Thoman ..........          0         $        0             0        900,526      $         0    $2,647,931
A. Barry Rand ..............     12,000         $  661,002        75,081        129,273      $ 2,766,269    $1,425,081
Barry D. Romeril ...........     60,000         $2,484,654        15,081        125,458      $   555,641    $1,425,081
William F. Buehler .........     30,680         $  692,923         9,127        118,129      $   245,574    $1,291,173
------------------------------------------------------------------------------------------------------------------------

(A) The value realized is based upon the difference between the exercise price and the average of the high and low prices on the date of exercise.

(B) The value of unexercised options/SARs is based upon the difference between the exercise price and the average of the high and low prices on December 31, 1997 of $73.41. Option/SARs may be accelerated as a result of a change in control as described below.

Retirement Plans

Retirement benefits are provided to the executive officers of the Company including the Named Officers under both a funded company-wide plan and unfunded executive supplemental plans. The table below shows, under the plans, the approximate annual retirement benefit which would accrue for the number of years of participation at the respective salary rates. The earliest retirement age for benefit commencement is age 55 for certain participants and for all of the other participants would be at varying ages starting no earlier than at age
60. In the event of a change in control (as defined in the plans) there is no age requirement for eligibility. The benefit accrues generally at the rate of 12/3% per year of participation, but for certain key executives the rate is accelerated to 21/2% or 31/3%. No additional benefits are payable for participation in excess of 30 years.


                                                      Annual benefits for years of participation indicated
                                                     ------------------------------------------------------
Average annual compensation for five highest years   15 years      20 years      25 years      30 years
-----------------------------------------------------------------------------------------------------------
  700,000 ........................................    171,000       228,000       285,000       342,000
  800,000 ........................................    196,000       261,000       327,000       392,000
  900,000 ........................................    221,000       295,000       368,000       442,000
1,000,000 ........................................    246,000       328,000       410,000       492,000
1,100,000 ........................................    271,000       361,000       452,000       542,000
1,200,000 ........................................    296,000       395,000       493,000       592,000
1,300,000 ........................................    321,000       428,000       535,000       642,000
1,400,000 ........................................    346,000       461,000       577,000       692,000
1,500,000 ........................................    371,000       495,000       618,000       742,000
1,600,000 ........................................    396,000       528,000       660,000       792,000
1,700,000 ........................................    421,000       561,000       702,000       842,000
1,800,000 ........................................    446,000       595,000       743,000       892,000
1,900,000 ........................................    471,000       628,000       785,000       942,000
2,000,000 ........................................    496,000       661,000       827,000       992,000
2,100,000 ........................................    521,000       695,000       868,000     1,042,000
2,200,000 ........................................    546,000       728,000       993,000     1,092,000
2,300,000 ........................................    571,000       761,000       952,000     1,142,000
2,400,000 ........................................    596,000       795,000       993,000     1,192,000
2,500,000 ........................................    621,000       828,000     1,035,000     1,242,000
2,600,000 ........................................    646,000       861,000     1,077,000     1,292,000
2,700,000 ........................................    671,000       895,000     1,118,000     1,342,000
2,800,000 ........................................    696,000       928,000     1,160,000     1,392,000
2,900,000 ........................................    721,000       961,000     1,202,000     1,442,000
3,000,000 ........................................    746,000       995,000     1,243,000     1,492,000
3,100,000 ........................................    771,000     1,028,000     1,285,000     1,542,000
3,200,000 ........................................    796,000     1,061,000     1,327,000     1,592,000
3,300,000 ........................................    821,000     1,095,000     1,368,000     1,642,000
3,400,000 ........................................    846,000     1,128,000     1,410,000     1,692,000
3,500,000 ........................................    871,000     1,161,000     1,452,000     1,742,000
3,600,000 ........................................    896,000     1,195,000     1,493,000     1,792,000
3,700,000 ........................................    921,000     1,228,000     1,535,000     1,842,000

The maximum benefit is 50% of the five highest years' annual compensation reduced by 50% of the primary social security benefit payable at age 65. The benefits shown are payable on the basis of a straight life annuity and a 50% survivor annuity for a surviving spouse. The plans provide a minimum benefit of 25% of defined compensation reduced by such social security benefit other than for the key executives accruing benefits at the accelerated rate.

The following individuals have the indicated years of participation in the plans:

          -------------------------------------------
                                           Years of
          Name                          Participation
          -------------------------------------------
          Paul A. Allaire ..............      31
          G. Richard Thoman ............       1
          A. Barry Rand ................      29
          Barry D. Romeril .............       4
          William F. Buehler ...........       6
          -------------------------------------------

Compensation under the plans includes the amounts shown in the salary and bonus columns under the Summary Compensation Table other than payments under the 1991 Plan to the extent included in the bonus column. The current compensation covered by the plans for the Named Officers is as follows:

          --------------------------------------------------
                                             Covered
          Name                         Current Compensation
          --------------------------------------------------
          Paul A. Allaire ...............   $3,007,000
          G. Richard Thoman .............   $  948,885
          A. Barry Rand .................   $  819,333
          Barry D. Romeril ..............   $  786,730
          William F. Buehler ............   $  777,049
          --------------------------------------------------

Certain Transactions

In connection with Mr. Thoman's joining the Company as President and Chief Operating Officer, the Company and Mr. Thoman entered into a Letter Agreement in June, 1997. Under the terms of this Letter Agreement, which was presented to and approved by the Executive Compensation and Benefits Committee, Mr. Thoman's initial annual compensation was fixed at $700,000, he was awarded non-qualified stock options which are reflected in the "Option Grant In The Last Fiscal Year" table above, Incentive Stock Rights which are reflected in the "Summary Compensation Table" above, a minimum annual bonus reflected in the "Summary Compensation Table" above and guaranteed annual payments of $3,750,000 for each of 1998, 1999, and 2000, to replace the value of forfeited in-the-money vested stock options from his former employer. In accordance with the Letter Agreement, a pro-rated LEEP award was made to Mr. Thoman for the third and final year of the 1995 LEEP cycle (see "Summary Compensation Table" above for details.) Pursuant to his Letter Agreement, Mr. Thoman will become entitled to a minimum $600,000 annual retirement benefit at age 55 increasing to 50% of his highest five year average compensation at age 60. This benefit would be offset by the benefits provided under the Company's other unfunded and funded retirement plans and 50% of the primary social security benefit.


Under the terms of the Letter Agreement, the vesting/payment of the non-qualified stock options, the incentive stock units, the guaranteed annual bonuses and the minimum retirement benefit, all described above, will become vested/payable upon the happening of any one of several events, including change in control and termination of employment, including under certain circumstances upon resignation, as set forth in the Agreement, a copy of which has been filed with the SEC.


There are agreements between the Company and five of its present executive officers, including Paul A. Allaire and Addision B. Rand, which provide severance benefits in the event of termination of employment under certain circumstances following a change in control of the Company (as defined). The circumstances are termination by the Company, other than because of death or disability, commencing prior to a potential change in control (as defined), or for cause (as defined), or by the officers for good reason (as defined). Following any such termination, in addition to compensation and benefits already earned, the officer will be entitled to receive a lump sum severance payment equal to three times the sum of (A) the greater of (1) the officer's annual rate of base salary on the date notice of termination is given and (2) his/her annual rate of base salary in effect immediately prior to the change in control and (B) the greater of (1) the annual target bonus applicable to such officer for the year in which such notice is given and (2) the annual target bonus applicable to such officer for the year in which the change in control occurs.


Cause for termination by the Company is the: (i) willful and continued failure of the officer to substantially perform his/her duties, (ii) willful engagement by the officer in materially injurious conduct to the Company, or (iii) conviction of any crime which constitutes a felony. Good reason for termination by the officer includes, among other things: (i) the assignment of duties inconsistent with the individual's status as an officer or a substantial alteration in responsibilities, (ii) a reduction in base salary and/or annual bonus, (iii) the relocation of the officer's principal place of business, (iv) the failure of the Company to maintain compensation plans in which the officer participates or to continue providing certain other existing employment benefits, or (v) disability commencing after a potential change in control. The agreements also provide that in the event of a potential change in control (as defined) each officer, subject to the terms of the agreements, will remain in the employ of the Company for nine months following the occurrence of any such potential change in control. The agreements are automatically renewed annually unless the Company gives notice that it does not wish to extend them. In addition, the agreements will continue in effect for three years after a change in control of the Company.


All non-qualified options under the 1991 Plan are accompanied by option surrender rights. Upon the occurrence of an event constituting a change in control, as defined in the plan, all such rights become payable in cash based upon a change in control price as defined in the plan. The 1991 Plan also provides that upon the occurrence of such an event, all incentive stock rights and performance unit rights become payable in cash. In the case of rights payable in shares, the amount of cash is based upon such change in control price and in the case of rights payable in cash, the cash value of such rights. Rights payable in cash but which have not been valued at the time of such an event are payable at the maximum value as determined by the Executive

Compensation and Benefits Committee at the time of the award. Upon accelerated payment, such rights and any related non-qualified stock options will be canceled.


From time to time when the Company hires senior experienced executives, special short-term severance arrangements may be made. Typically, these arrangements provide for severance pay equal to one-year's compensation in the event of involuntary termination during the first year of employment.


The Company has established grantor trusts with a bank for the purpose of paying amounts due under the deferred compensation plan and the agreements with five executive officers described above, and the unfunded supplemental retirement plans described above. The trusts are presently unfunded but the Company would be required to fund the trusts upon the occurrence of certain events.


The law firm of Akin, Gump, Strauss, Hauer & Feld, of which Vernon E. Jordan, Jr. is a partner, was retained by and rendered services to the Company in 1997.



Seven-Year Performance Comparison

The graph below provides a comparison of Xerox cumulative total shareholder return with the Standard & Poor's 500 Composite Stock Index and the Business Week Computers and Peripherals Industry Group, excluding Xerox (Peer Group).

     Comparison of Seven-Year Cumulative Total Return

                                                      Business Week Computers &
                XEROX Corporation         S&P 500              Peripherals
                -----------------         -------              -----------

                                          dollars

12/31/90              100                 100                 100

12/31/91              202.95              130.34               96.8

12/31/92              244.52              140.26               82.74

12/31/93              286.45              154.33               91.77

12/31/94              326.87              156.43              115.15

12/31/95              463.76              214.99              164.54

12/31/96              546.77              264.22              228.38

12/31/97              781.34              352.48              308.22


This graph assumes the investment of $100 on December 31, 1990 in Xerox Common Stock, the S&P 500 Index and the Peer Group Common Stock, and reinvestment of quarterly dividends at the monthly closing stock prices. The returns of each company have been weighted annually for their respective stock market capitalizations in computing the S&P 500 and Peer Group indices.

Directors and Officers Liability Insurance and Indemnity

In June 1996 the Company renewed its policies for directors and officers liability insurance covering all directors and officers of the Company and its subsidiaries. The policies are issued by Federal Insurance Company, National Union Fire Insurance Company Of Pittsburgh P.A., Chubb Atlantic Ltd., Zurich-American Insurance Company, Gulf Insurance Company and A.C.E. Insurance Company, Ltd., have a three year term extending from June 25, 1996 to June 25, 1999 and a total annual premium of $691,000. No claims have been paid under these policies.

Section 16(a) Beneficial Ownership Reporting Compliance

There was a failure to file one Form 4, Beneficial Ownership Report, on a timely basis with the SEC as required under Section 16(a) of the Securities Exchange Act of 1934 on behalf of Mr. Paul A. Allaire, Chairman and Chief Executive Officer, due to an inadvertent omission by an administrator in the Office of the Corporate Secretary where the exercise of stock options was reported but not the subsequent sale of the shares. The sale was reported immediately upon discovery of the oversight.

Proposal 2 -- Election of Independent Auditors

The Board of Directors recommends that KPMG Peat Marwick LLP, independent certified public accountants, be elected independent auditors of the Company for 1998. The recommendation is made on the advice of the Audit Committee, composed of B.R. Inman, Antonia Ax:son Johnson, John D. Macomber, John E. Pepper, Martha
R. Seger and Thomas C. Theobald, all directors but not officers of the Company. KPMG Peat Marwick LLP is a member of the SEC Practice Section of the American Institute of Certified Public Accountants. Representatives of the firm are expected to be at the meeting to respond to appropriate questions and to make a statement, if they wish.

Proposal 3--Shareholder Approval of the 1998 Employee Stock Option Plan

At its meeting held on April 6, 1998 the Board of Directors approved the 1998 Employee Stock Option Plan (option plan). The Board has recommended that the shareholders adopt the option plan at this meeting. It is intended that the option plan be utilized for grants to a broad base of employees as compared to the existing 1991 Long-Term Incentive Plan which is targeted at a smaller employee group and provides for a variety of long-term incentive grants, including stock options. The option plan is limited to the grant of stock options. It is expected that the option plan will be utilized in tandem with other broad-based employee plans and that grants will be made under the option plan in lieu of benefits under other plans. The option plan provides that options granted and the number of shares covered by options shall be based upon one or more measures of Company performance selected by the administrator.

The purpose of the option plan is to increase the ownership interest in the Company of the general employee population so as to align such interests with those of the shareholders of the Company and to provide a further incentive to serve as an employee of the Company. A summary description of the option plan follows. This description is qualified in its entirety by reference to the full text of the option plan which is attached to this proxy statement as Exhibit A.

All employees of the Company and any entity which it controls are eligible for grants under the option plan.

The option plan provides for issuance of 25,000,000 shares of Common Stock of the Company upon exercise of options.

The option plan will be administered by the individual who is the Vice President of the Company then having responsibility for Human Resources other than as to matters relating to officers of the Company who are subject to Section 16 under the Securities Exchange Act of 1934, as amended. The option plan will be administered as to such officers by the Executive Compensation and Benefits Committee of the Board of Directors of the Company or the successor to such Committee or by a subcommittee of such Committee. The Vice President of Human Resources or the Committee, as the case may be (administrator), has the authority to select employees to receive grants and the number of shares to be covered by grants.

The option exercise price under the option plan is 100% of the fair market value per share of Common Stock on the effective date of grant, as defined in the option plan. A replacement option may not have an exercise price less than the option being replaced.

Options become cumulatively exercisable as to 33% of the shares subject to the option commencing at the end of a waiting period, 33% on the first day of the second year following the waiting period and 34% on the first day of the third year following the waiting period. The waiting period for this purpose is the January 1st next following the effective date of grant. Options remain exercisable for a period of 8 years from the option grant date (exercise period).

Upon exercise the holder of the option must pay the full purchase price under the option in cash as well as the required withholding taxes in cash with respect to such exercise.

The Option Plan prohibits "reload" options where, upon exercise, a new option is automatically granted.

The Board of Directors may amend the option plan from time to time or terminate the option plan at any time except to the extent otherwise required by the Business Corporation Law of the State of New York; provided, however, that no such action can adversely change the terms and conditions of an outstanding option without the optionee's consent.

Options granted under the option plan are not transferable other than by will or the laws of descent and distribution except pursuant to a domestic relations order or except as otherwise determined by the administrator or required by law. During the life of the optionee, options under the option plan are exercisable only by him or her.

Unless otherwise determined by the administrator, the option plan contains provisions governing the exercisability of options following termination of employment for any reason. In general, options continue to be exercisable for a period extending from three months following termination or for the full term of the option, depending upon the circumstances of termination.

The Company believes that under the present law, the following are the federal income tax consequences generally arising with respect to option grants under the option plan. The grant of an option will create no tax consequences for an optionee or the Company. Upon exercising an option, the optionee must recognize ordinary income equal to the difference between the exercise price and the fair market value of the stock on the date of exercise. The Company will be entitled to a deduction for the same amount. The treatment of an optionee on a disposition of shares acquired through the exercise of an option depends on how long the shares have been held. Any gain or loss on a later disposition of shares acquired through the exercise of an option will constitute capital gain or loss to the optionee equivalent to the difference between the share proceeds and the aforementioned fair market value. The applicable holding period to determine whether such gain or loss is long- or short-term is measured from the date of the option exercise. There will be no tax consequences to the Company in connection with a disposition of shares acquired under an option.

In the event of any change in the number of issued shares of Common Stock, such as stock dividend, stock split, recapitalization, reorganization, exchange of shares, liquidation, combination or other change in corporate structure affecting the shares of Common Stock, the total number of shares reserved for issuance under the option plan will be appropriately adjusted and the number of shares covered by each outstanding option and the purchase price per share will be appropriately adjusted. The option plan also provides for adjustments in event of sale of assets, merger, consolidation or combination of the Company in a transaction in which the Company does not survive and the transaction does not result in conversion of outstanding Shares into or exchanged for different securities, cash or other property, as described in the option plan.

Options granted under the option plan are accompanied by option surrender rights. In the event of a change in control, as defined in the option plan, outstanding options under the option plan are canceled and the option surrender rights become payable in cash based upon the difference between the option price and a change in control price as defined in the option plan.

No option may be granted under the option plan after May 21, 2003. However, any option previously granted may extend beyond such date and continue to be exercisable pursuant to its terms for its remaining exercise period.

Since awards under the option plan are at the discretion of the administrator, the number of grants to any employee cannot now be determined.

On April 1, 1998 the average between the highest and lowest sale prices per share of Common Stock on the New York Stock Exchange Composite Transaction Tape was $107.44.

To be adopted, the option plan must be approved by the holders of a majority of the votes cast at the meeting.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ADOPTION OF THE PLAN.

Other Matters

As of the date of this proxy statement, the Board of Directors does not intend to present, and has not been informed that any other person intends to present, any other matter for action at this meeting. If any other matters properly come before the meeting, it is intended that the holders of the proxies will act in accordance with their best judgment.

In addition to the solicitation of proxies by mail, certain employees of the Company, without extra remuneration, may solicit proxies. The Company also will request brokerage houses, nominees, custodians and fiduciaries to forward soliciting material to the beneficial owners of stock held of record and will reimburse such person for the cost of forwarding the material. The Company has engaged D.F. King & Co., Inc. to handle the distribution of soliciting material to, and the collection of proxies from, such entities and will pay D.F. King & Co. a fee of $12,000 plus reimbursement of out-of-pocket expenses. The cost of all proxy solicitation will be borne by the Company.

As a matter of policy, proxies, ballots and voting tabulations that identify individual shareholders are kept confidential by the Company. Such documents are available for examination only by the inspector of election and certain employees of the Company and the Company's transfer agent who are associated with processing proxy cards and tabulating the vote. The vote of any shareholder is not disclosed except in a contested proxy solicitation or as may be necessary to meet legal requirements.

Copies of the 1997 annual report of the Company have been distributed to shareholders. Additional copies and additional information, including the annual report (Form 10-K) filed with the SEC and the consolidated statistical data contained in the EEO-1 annual report to the U.S. Equal Employment Opportunity Commission are available without charge from Investor Relations, Xerox Corporation, P.O. Box 1600, Stamford, Connecticut 06904. The annual report, proxy statement and Form 10-K are also available on the Company's website at www.xerox.com/investor.

Shareholder Proposals for 1999 Annual Meeting

In order for shareholder proposals to be included in the proxy statement and form of proxy for the 1999 Annual Meeting of Shareholders, such proposals must be received by the Company at its offices at P.O. Box 1600, Stamford, Connecticut 06904, Attention: Secretary-no later than December 12, 1998.

In addition, the Company's By-Laws provide that any shareholder wishing to make a nomination for director, or wishing to introduce any business, at the 1999 Annual Meeting of Shareholders must give the Company advance notice as described in the By-Laws. To be timely, the notice for the 1999 Annual Meeting must be received at the Company offices mentioned above no earlier than November 12, 1998 or later than December 12, 1998. Nominations for director must be accompanied by written consent to being named in the proxy statement as a nominee and to serving as director if elected.

By Order of the Board of Directors,

/s/Eunice M. Filter
---------------------
Eunice M. Filter
Secretary

April 10, 1998

                                                                      EXHIBIT A
                                XEROX CORPORATION
                         1998 EMPLOYEE STOCK OPTION PLAN

                         ARTICLE I--Purpose of the Plan

The purpose of the Xerox Corporation 1998 Employee Stock Option Plan ("Plan") is to increase the ownership interest in the Company of eligible employees of the Company so as to align such interests with those of the shareholders of the Company and to provide a further incentive to serve as an employee of the Company through the issuance of stock options.

                             ARTICLE II--Definitions

Unless the context clearly indicates otherwise, the following terms shall have the following meanings:

2.1 "Administrator" means the individual and/or Committee or subcommittee referred to in Paragraph 3.1 as the case may be.

2.2 "Award Summary" means the award summary or the agreement delivered by or on behalf of the Administrator to each Optionee upon grant of an Option under the Plan which shall set forth details of each Option, including, without limitation, number of shares, option exercise price, Exercise Period, Waiting Period and exercise dates.

2.3 "Board" means the Board of Directors of the Company.

2.4 "Change in Control" shall be deemed to have occurred if (A) any "person", as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") other than the Company, any trustee or other fiduciary holding securities under an employee benefit plan of the Company, or any company owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their ownership of stock of the Company, is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 20 percent or more of the combined voting power of the Company's then outstanding securities; or (B) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board, including for this purpose any new director (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction described in this Paragraph) whose election or nomination for election by the Company's shareholders was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof.

2.5 "CIC Price" means the higher of (a) the highest price paid for a Share in the transaction or series of transactions pursuant to which a Change in Control of the Company shall have occurred, or (b) the highest price paid for a Share during the 60 day period immediately preceding the date upon which the event constituting a Change in Control shall have occurred as reported in The Wall Street Journal in the New York Stock Exchange Composite Transactions or similar successor consolidated transactions reports.

2.6 "Company" means Xerox Corporation.

2.7 "Employee" means each employee of the Company or of any entity that is directly or indirectly controlled by the Company all of whom are eligible for grants under the Plan.

2.8 "Exercise Period" means the date which is eight years after the Option Grant Date of such Option.

2.9 "Fair Market Value" means, with respect to any date, the average between the highest and lowest sale prices per Share in the New York Stock Exchange Composite Transactions on such date as reported in the Wall Street Journal, provided that if there should be no sale of Shares reported on such date, the Fair Market Value of a Share on such date shall be deemed equal to the average between the highest and lowest sale prices per Share in such Composite Transactions for the last preceding date on which sales of Shares were reported.

2.10 "Option" means an option to purchase Shares awarded under the Plan which does not meet the requirements of Section 422 of the Internal Revenue Code of 1986, as amended, or any successor law.

2.11 "Option Grant Date" means the effective date of an option grant under the terms of the Plan.

2.12 "Option Surrender Right" has the meaning specified in Paragraph 6.4.

2.13 "Optionee" means each person to whom an Option has been granted.

2.14 "Plan" means the Xerox Corporation 1998 Employee Stock Option Plan, as amended and restated from time to time.

2.15 "Shares" means shares of the Common Stock, par value $1.00 per share, of the Company.

                     ARTICLE III--Administration of the Plan

3.1 Administrator of Plan. The Plan shall be administered by the individual who is the Vice President of the Company then having responsibility for Human Resources other than in respect of matters relating to officers of the Company who are subject to Section 16 under the Securities Exchange Act of 1934, as amended ("Section 16 Officers"). The Plan shall be administered in respect of
Section 16 Officers by the Executive Compensation and Benefits Committee of the Board of Directors of the Company or the successor to such Committee or by a subcommittee of such Committee.

3.2 Authority of the Administrator. Except as otherwise provided herein, the Administrator shall have full power and authority to (i) designate the Employees to whom Options are to be granted, (ii) determine the number of Shares to be covered by each Option, (iii) determine the terms and conditions of Options granted under Plan, (iv) interpret and construe the Plan, (v) adopt such rules and regulations as the Administrator shall deem necessary and advisable to implement and administer the Plan and (vi) designate persons to carry out the Administrator's responsibilities, subject to such limitations, restrictions and conditions as the Administrator may prescribe, such determinations to be made in accordance with the Administrator's best business judgment as to the best interests of the Company and its shareholders and in accordance with the purposes of the Plan. Options granted and the number of shares covered by Options shall be based upon one or more measures of Company performance selected by the Administrator.

                     ARTICLE IV--Shares Subject to the Plan

The total number of Shares which may be issued upon exercise of Options under the Plan shall be 25,000,000 subject to adjustment as provided in Article IX. Any Shares issued under the Plan may consist of authorized and unissued Shares or of treasury Shares.

                    ARTICLE V--Non-Transferability of Options

All Options under the Plan will be nontransferable and shall not be assignable, alienable, salable or otherwise transferable by the Optionee other than by will or the laws of descent and distribution except pursuant to a domestic relations order entered by a court of competent jurisdiction or as otherwise determined by the Administrator. During the life of the Optionee, Options under the Plan shall be exercisable only by him or her.

If so permitted by the Administrator, an Optionee may designate a beneficiary or beneficiaries to exercise the rights of the Optionee under this Plan upon the death of the Optionee.

                               ARTICLE VI--Options

Each Option shall be subject to the following terms and conditions:

6.1 Purchase Price. The purchase price per Share under each Option granted pursuant to this Article shall be 100% of the Fair Market Value per Share on the Option Grant Date. Any Option granted to replace an earlier unexercised Option Grant shall have a price per share not less than the price per share of the option being replaced.

6.2 Option Waiting Period and Exercise Dates. The Shares subject to an Option may be purchased commencing on the January 1 next following the Option Grant Date (the "Waiting Period") as follows:

    33% of such Shares commencing at the end of the Waiting Period;

    33% of such Shares commencing on the first day of the second year following the Waiting Period; and

    34% of such Shares commencing on the first day of the third year following the Waiting Period.

Subject to Article VII, an Option may be exercised until the end of the Exercise Period. An Option, or portion thereof, may be exercised in whole or in part only with respect to whole Shares.

To the extent that an Option is not exercised when it becomes initially exercisable, it shall not expire but shall be carried forward and shall be exercisable until the expiration of the Exercise Period. Partial exercise will be permitted from time to time within the percentage limitation described above provided that no partial exercise may be for less than the lesser of twenty Shares or the total number of Shares remaining unexercised under the Option.

6.3 Method of Exercising Option. The Options may be exercised from time to time by written notice to the Company, which shall state the election to exercise the Options and the number of shares with respect to which the Options are being exercised, and shall be signed by the person exercising the Options. Such notice must be accompanied by a check payable to the Company in payment of the full purchase price. After receipt of such notice, the Company will advise the person exercising the option of the amount of withholding tax which must be paid under U.S. Federal, and where applicable, state and local law resulting from such exercise. Upon receipt of payment of the purchase price and the withholding tax the Company shall, without transfer or issue tax to the person exercising the Options, issue a certificate or certificates for the number of shares covered by such notice of exercise. In the event that the Options are being exercised through the Company's cashless exercise program, there shall be no requirement for the Employee to deliver a check in payment of the purchase price or for the withholding tax, all of which shall be effectuated between the Company and its then acting agent appointed to administer the cashless exercise program.

6.4 Option Surrender Rights. All Options granted hereunder shall be accompanied by option surrender rights ("OSRs") covering an equal number of shares as are covered under the related Option. Upon the occurrence of an event constituting a Change in Control, all OSRs shall be paid in cash as soon as may be practicable. Upon such payment, such rights and any related Option shall be canceled. The amount of cash payable in respect of an OSR shall be determined by multiplying the number of unexercised shares under the Option to which the right relates by the difference between the option price of such shares and the CIC Price.

6.5 Award Summary. Each Option granted under the Plan shall be evidenced by an Award Summary.

6.6 Reload Options. Options shall not be granted which by the terms of the grant provide for automatic award of additional Options upon exercise thereof.

                       ARTICLE VII--Termination of Service

Unless otherwise determined by the Administrator, termination of service, disability, retirement or death of an Optionee shall have the following effects on Options:

7.1 Termination of Service. If an Optionee ceases to be an employee of the Company or any of its subsidiaries other than by reason of disability, retirement or death, each Option held by such Optionee may thereafter be exercised by such Optionee (or such Optionee's executor, administrator, guardian, legal representative, beneficiary or similar person) solely to the extent that they were exercisable on the date of such termination and shall expire on the earlier of: (i) three months from the date of such termination or
(ii) expiration of the Exercise Period. Options which are not exercisable on the date the Optionee ceases to be such an employee shall terminate.

7.2 Disability, Retirement or Death. If an Optionee ceases to be an employee of the Company or any of its subsidiaries by reason of disability or retirement, each Option held by such Optionee may thereafter be exercised by such Optionee in accordance with the provisions of Article VI. If the Optionee dies following termination of service by reason of retirement or disability, outstanding Options shall be exercisable to the extent that they were exercisable on the date of death by such Optionee's executor, administrator, guardian, legal representative, beneficiary or similar person and shall expire on the earlier of: one year following the date of death or expiration of the Exercise Period. If the Optionee ceases to be such an employee as a result of death after the expiration of the Waiting Period for an Option award, such Option shall be immediately vested and exercisable by the Optionee's legal representative at any time within one year of the Optionee's death but in no event after the expiration of the Exercise Period. Options which are not exercisable on the date the Optionee ceases to be such an employee in accordance with the foregoing shall terminate.

                    ARTICLE VIII--Amendment and Termination

The Board may amend the Plan from time to time or terminate the Plan at any time except to the extent otherwise required by the Business Corporation Law of the State of New York; provided, however, that no action authorized by this Article shall adversely change the terms and conditions of an outstanding Option without the Optionee's consent.

                       ARTICLE IX--Adjustment Provisions

9.1 If the Company shall at any time change the number of issued Shares without new consideration to the Company (such as by stock dividend, stock split, recapitalization, reorganization, exchange of shares, liquidation, combination or other change in corporate structure affecting the Shares) or make a distribution of cash or property which has a substantial impact on the value of issued Shares, the number of Shares covered by each outstanding Option and the purchase price per Share under each outstanding Option shall be adjusted so that the aggregate consideration payable to the Company and the value of each such Option shall not be changed.

9.2 Notwithstanding any other provision of the Plan, and without affecting the number of Shares reserved or available hereunder, the Administrator shall authorize the issuance, continuation or assumption of outstanding Options or provide for other equitable adjustments after changes in the Shares resulting from any merger, consolidation, sale of assets, acquisition of property or stock, recapitalization, reorganization or similar occurrence in which the Company is the continuing or surviving corporation, upon such terms and conditions as it may deem necessary to preserve Optionees' rights under the Plan.

9.3 In the case of any sale of assets, merger, consolidation or combination of the Company with or into another corporation other than a transaction in which the Company is the continuing or surviving corporation and which does not result in the outstanding Shares being converted into or exchanged for different securities, cash or other property, or any combination thereof (an "Acquisition"), any Optionee who holds an outstanding Option shall have the right (subject to the provisions of the Plan and any limitation applicable to the Option) thereafter and during the term of the Option, to receive upon exercise thereof the Acquisition Consideration (as defined below) receivable upon the Acquisition by a holder of the number of Shares which would have been obtained upon exercise of the Option or portion thereof, as the case may be, immediately prior to the Acquisition. The term "Acquisition Consideration" shall mean the kind and amount of shares of the surviving or new corporation, cash, securities, evidence of indebtedness, other property or any combination thereof receivable in respect of one Share of the Company upon consummation of an Acquisition.

9.4 Notwithstanding anything to the contrary in this Article IX, if any of the events or transactions described herein constitute a Change in Control, then in lieu of the adjustments provided for in this Article IX, the provisions of Paragraph 6.4 shall apply and outstanding Options shall be cashed-out as provided for therein.

                           ARTICLE X--Effective Date

The Plan shall be submitted to the shareholders of the Company for adoption in accordance with the provisions of Section 505 of the Business Corporation Law of the State of New York and, if adopted by a majority of the votes cast at the 1998 annual meeting of shareholders, shall become effective as of the date of adoption by shareholders.

                     ARTICLE XI--Miscellaneous Provisions

11.1 Governing Law. The validity, construction and effect of the Plan and any actions taken or relating to the Plan shall be determined in accordance with the laws of the State of New York and applicable Federal law.

11.2 Successors and Assigns. The Plan shall be binding on all successors and permitted assigns of an Optionee, including, without limitation, the estate of such Optionee and the executor, administrator or trustee of such estate, or any receiver or trustee in bankruptcy or representative of the Optionee's creditors.

11.3 General Restriction. Each Option shall be subject to the requirement that, if at any time the Administrator shall determine, in its sole discretion, that the listing, registration or qualification of any Option under the Plan upon any securities exchange or under any state or federal law, or the consent or approval of any government regulatory body, is necessary or desirable as a condition of, or in connection with, the granting of such Options or the grant or settlement thereof, such Option may not be exercised or settled in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Administrator.

11.4 Future Rights. No Employee shall have any rights by reason of the grant of any Options under the Plan to continue as an employee of the Company or any subsidiary of the Company for any period of time, or at any particular rate of compensation.

11.5 Rights as a Shareholder. An Optionee shall have no rights as a shareholder with respect to shares covered by Options granted hereunder until the date of issuance of a stock certificate therefor, and no adjustment will be made for dividends or other rights for which the record date is prior to the date such certificate is issued.

11.6 Fractions of Shares. The Company shall not be required to issue fractions of shares. Whenever under the terms of the Plan a fractional share would be required to be issued the Optionee shall be paid in cash for such fractional share based upon Fair Market Value at the time of exercise of the Option.

11.7. Term of the Plan. No Option shall be granted under the Plan after May 21, 2003. However, any Option theretofore granted may extend beyond such date and continue to be exercisable pursuant to its terms for its remaining Exercise Period.

2980-PS-98

                      ELECTION TO OBTAIN XEROX CORPORATION
                                  PROXY MATERIALS
                        ELECTRONICALLY INSTEAD OF BY MAIL

Xerox Corporation shareholders may elect to receive the Company's future annual reports, proxy statements and to vote their shares through the Internet instead of receiving copies through the mail. Xerox is offering this service to provide added convenience to its shareholders and to reduce annual report printing and mailing costs.

To take advantage of this option, shareholders must subscribe to one of the various commercial services that offer access to the Internet World Wide Web. Costs normally associated with electronic access, such as usage and telephone charges, will be borne by the shareholder.

To elect this option, go to website www.equiserve.com/proxy. (You may also vote your shares at this website.) Shareholders who elect this option will be notified each year by e-mail how to access the proxy materials and how to vote their shares on the Internet.

If you consent to receive the Company's future proxy materials electronically, your consent will remain in effect unless it is withdrawn by calling, writing, or e-mailing our Transfer Agent, Boston EquiServe, at: 1-800-828-6396; P.O. Box 8038, Boston, MA 02266-8038; www.equiserve.com. Also, if while this consent is in effect you decide you would like to receive a hard copy of the proxy materials, you may call, write or e-mail our Transfer Agent.

--------------------------------------------------------------------------------
      THE XEROX CORPORATION ANNUAL REPORT AND PROXY STATEMENT ARE AVAILABLE AT:


                 www.xerox.com/investor and www.equiserve.com/proxy
--------------------------------------------------------------------------------



   IF YOU VOTE BY PHONE OR INTERNET, PLEASE DO NOT MAIL BACK YOUR PROXY CARD.
                            DETACH HERE IF MAILING.


                                       PROXY
                                 XEROX CORPORATION
                           ANNUAL MEETING OF SHAREHOLDERS
                          10:00 A.M. THURSDAY, MAY 21, 1998
          THE FAIRMONT HOTEL, 200 NORTH COLUMBUS DRIVE, CHICAGO, ILLINOIS
            THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

       The undersigned appoints PAUL A. ALLAIRE, ANTONIA AX:SON JOHNSON, N. J. NICHOLAS, JR. and each of them (or, if more than one are present, a majority of those present), as proxies for the undersigned, with full power of substitution, to represent the undersigned and to vote the shares of Common Stock of the Company which the undersigned is entitled to vote at the above annual meeting and at all adjournments thereof, (a) in accordance with the following ballot, and (b) in accordance with their best judgment in connection with such other business as may come before the meeting.


Comments:
         -----------------------------------------------------------------------

--------------------------------------------------------------------------------
                                                             -------------------
      IMPORTANT - TO BE SIGNED AND DATED ON REVERSE SIDE         SEE REVERSE
                                                                     SIDE
                                                             -------------------

             NOW YOU CAN VOTE YOUR SHARES BY TELEPHONE OR INTERNET!

       QUICK * EASY * IMMEDIATE * AVAILABLE 24 HOURS A DAY * 7 DAYS A WEEK

Your telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, and returned your proxy card. To vote by phone or Internet, read the accompanying proxy statement and ballot and then follow these easy steps:

                            ====================================================
TO VOTE BY PHONE            Call toll free 1-888-807-7699 on a touch tone
                            telephone.

                            Enter your 13-digit Control Number located above your name and address in the lower left corner of this form.

                            Follow the simple recorded instructions.

                            ====================================================

                            ====================================================
TO VOTE BY INTERNET         Go to website www.equiserve.com/proxy

                            Enter your 13-digit Control Number located above your name and address in the lower left corner of this form.

                            Follow the simple instructions on the screen.

                            You can also elect to receive future shareholder materials electronically at this website.
                            ====================================================

    THE XEROX CORPORATION ANNUAL REPORT AND PROXY STATEMENT ARE AVAILABLE AT:
            www.xerox.com/investor    and    www.equiserve.com/proxy

                              THANK YOU FOR VOTING!

IF YOU VOTE BY PHONE OR INTERNET, PLEASE DO NOT MAIL BACK YOUR PROXY CARD. DETACH HERE IF MAILING


 [X]    Please mark
        votes as in
        this example

------------------------------------------------------------------------------------------------------------------------------------
Unless marked otherwise, this proxy will be voted FOR the election of Directors, FOR election of Auditors, and FOR approval of the
1998 Employee Stock Option Plan. The Board of Directors recommends a vote "For" each of these proposals.
------------------------------------------------------------------------------------------------------------------------------------

1. ELECTION  OF  DIRECTORS  NOMINATED  BY  THE       2. ELECTION OF INDEPENDENT        FOR       AGAINST     ABSTAIN
   BOARD (Pages 2 to 18)                                AUDITORS (Page 18)             [ ]         [ ]         [ ]

   Nominees:  Paul  A.  Allaire,  B.R.  Inman,
   Antonia Ax:son  Johnson,  Vernon E. Jordan,       3. APPROVAL OF THE 1998           FOR       AGAINST     ABSTAIN
   Jr.,  Yotaro   Kobayashi,   Hilmar  Kopper,          EMPLOYEE STOCK OPTION          [ ]         [ ]         [ ]
   Ralph S. Larsen,  George J. Mitchell,  N.J.          PLAN (Pages 18 to 19)
   Nicholas,  Jr., John E. Pepper, Patricia F.
   Russo,  Martha R. Seger, Thomas C. Theobald
   and G. Richard Thoman.


   [ ] FOR ALL      [ ] WITHHELD
       NOMINEES         FROM ALL NOMINEES            I plan to attend the Annual Meeting. (A ticket will be sent to you.)     [ ]

                                                     Check here if you have noted comments on the reverse.                    [ ]

   [ ] ---------------------------------------
       For all nominees except as noted above.

------------------------------------------------------------------------------------------------------------------------------------

MARK HERE FOR ADDRESS CHANGE AND NOTE BELOW. [  ]

                                                     PLEASE  SIGN AS  IMPRINTED  HEREON  AND RETURN PROMPTLY.

Signature: ___________________    Date               Signature:  ____________________    Date

XEROX CORPORATION 1998 PROXY BALLOT--SIDE 2

AS A PARTICIPANT IN THE EMPLOYEE STOCK OWNERSHIP PLAN YOU HAVE THE RIGHT TO INSTRUCT THE TRUSTEE ON VOTING THE SHARES ALLOCATED TO YOUR ACCOUNT!

The enclosed proxy statement provides the background on the proposals being considered at this year's Annual Meeting to be held May 21, 1998. Read it carefully and decide how you want to instruct the Trustee to vote your shares. As an ESOP participant you may direct the Trustee how to vote the shares allocated to your ESOP account. Based upon this direction the Trustee will vote a proportion of the shares held in Trust which have not been allocated as well as shares for which no instructions have been received. You may mark the boxes on the reverse side of the card, date and sign it and return it in the enclosed postage paid envelope, or you may instruct the Trustee on how to vote your shares by telephone or Internet. (See the instructions for telephone and Internet voting on the reverse side of this card.) All votes are confidential.

Xerox has a confidential voting policy. Voting tabulations that identify individual shareholders--including ESOP participants--are kept confidential. See the section entitled Other Matters in the proxy statement for additional information on the confidential voting policy.

Sometimes shareholders write comments on their cards. If you choose to write a comment on your card and if it would be appropriate to forward it to a Xerox executive, the Trustee will transcribe your comment. No one at Xerox will see your voting instructions.

Instruct the Trustee on voting your shares now!

Instruct the Trustee on voting your shares by telephone, Internet, or mail as soon as possible to be sure your instructions are received prior to the Annual Meeting in time to be counted.

--------------------------------------------------------------------------------
    THE XEROX CORPORATION ANNUAL REPORT AND PROXY STATEMENT ARE AVAILABLE AT:

               www.xerox.com/investor and www.equiserve.com/proxy
--------------------------------------------------------------------------------
      IF YOU USE THE PHONE OR INTERNET, PLEASE DO NOT MAIL BACK THIS CARD.
                            DETACH HERE IF MAILING.

                               VOTING INSTRUCTIONS
                                XEROX CORPORATION
                         ANNUAL MEETING OF SHAREHOLDERS
                        10:00 A.M. THURSDAY, MAY 21, 1998
         THE FAIRMONT HOTEL, 200 NORTH COLUMBUS DRIVE, CHICAGO, ILLINOIS

To State Street Bank & Trust Company, Trustee:

      As a participant in the Xerox Corporation Employee Stock Ownership Plan, I hereby instruct the Trustee to vote the shares of Stock allocated to my Stock Account and a proportion of the shares held in the Trust which have not yet been allocated as well as shares for which no instructions have been received (a) in accordance with the following direction and (b) to grant a proxy to the proxies nominated by the Board of Directors of the Company giving them discretion in connection with such other business as may come before the meeting.


Comments:
         -----------------------------------------------------------------------

--------------------------------------------------------------------------------
                                                             -------------------
      IMPORTANT - TO BE SIGNED AND DATED ON REVERSE SIDE         SEE REVERSE
                                                                     SIDE
                                                             -------------------

            NOW YOU CAN INSTRUCT THE TRUSTEE ON VOTING YOUR SHARES BY
                             TELEPHONE OR INTERNET!

       QUICK * EASY * IMMEDIATE * AVAILABLE 24 HOURS A DAY * 7 DAYS A WEEK


Your telephone or Internet instruction authorizes the Trustee to vote your shares in the same manner as if you marked, signed, and returned your Voting Instruction card. To instruct the Trustee by phone or Internet, read the accompanying proxy statement and ballot and then follow these easy steps:



                            ====================================================
BY PHONE Call toll free 1-888-807-7699 on a touch tone telephone.

                            Enter your 13-digit Control Number located above your name and address in the lower left corner of this form.

                            Follow the simple recorded instructions.
                            ====================================================

                            ====================================================
BY INTERNET                 Go to website www.equiserve.com/proxy

                            Enter your 13-digit Control Number located above your name and address in the lower left corner of this form.

                            Follow the simple instructions on the screen.
                            ====================================================

    THE XEROX CORPORATION ANNUAL REPORT AND PROXY STATEMENT ARE AVAILABLE AT:

               www.xerox.com/investor and www.equiserve.com/proxy


                              THANK YOU FOR VOTING!

IF YOU USE THE PHONE OR INTERNET, PLEASE DO NOT MAIL BACK YOUR PROXY CARD. DETACH HERE IF MAILING


 [X]    Please mark
        votes as in
        this example

------------------------------------------------------------------------------------------------------------------------------------
Unless marked otherwise, this proxy will be voted FOR the election of Directors, FOR election of Auditors, and FOR approval of the
1998 Employee Stock Option Plan. The Board of Directors recommends a vote "For" each of these proposals.
------------------------------------------------------------------------------------------------------------------------------------

1. ELECTION  OF  DIRECTORS  NOMINATED  BY  THE       2. ELECTION OF INDEPENDENT        FOR       AGAINST     ABSTAIN
   BOARD (Pages 2 to 18)                                AUDITORS (Page 18)             [ ]         [ ]         [ ]

   Nominees:  Paul  A.  Allaire,  B.R.  Inman,
   Antonia Ax:son  Johnson,  Vernon E. Jordan,       3. APPROVAL OF THE 1998           FOR       AGAINST     ABSTAIN
   Jr.,  Yotaro   Kobayashi,   Hilmar  Kopper,          EMPLOYEE STOCK OPTION          [ ]         [ ]         [ ]
   Ralph S. Larsen,  George J. Mitchell,  N.J.          PLAN (Pages 18 to 19)
   Nicholas,  Jr., John E. Pepper, Patricia F.
   Russo,  Martha R. Seger, Thomas C. Theobald
   and G. Richard Thoman.

                                                     -------------------------------------------------------------------------------
   [ ] FOR ALL      [ ] WITHHELD
       NOMINEES         FROM ALL NOMINEES

                                                     Check here if you have noted comments on the reverse.                    [ ]

   [ ] ---------------------------------------
       For all nominees except as noted above.

------------------------------------------------------------------------------------------------------------------------------------

MARK HERE FOR ADDRESS CHANGE AND NOTE BELOW.

                                                     PLEASE  SIGN AS  IMPRINTED  HEREON  AND RETURN PROMPTLY.

Signature: ___________________    Date               Signature:  ____________________    Date